Exhibit 99.1

Willdan Group Reports First Quarter 2016 Financial Results

Investment Community Conference Call Today at 5:00 p.m. Eastern Time

ANAHEIM, Calif. – May 5, 2016 – Willdan Group, Inc. (“Willdan”) (NASDAQ: WLDN), a provider of professional technical and consulting services, today reported financial results for its first quarter ended April 1, 2016, and provided a business update.

For the first quarter of 2016, Willdan reported total contract revenue of $33.9 million and net income of $1.1 million, or $0.13 per basic and diluted share.

”In the first quarter, we were awarded the San Diego Gas & Electric Local Capacity Requirements (“LCR”) contract which the Company values at approximately $90 million,” said Tom Brisbin, Willdan’s CEO.  “This LCR contract was one of two awarded and was the only energy efficiency contract issued by San Diego Gas & Electric.  We also renewed the ConEd New York contract for $33 million in 2016.  Puget Sound Energy also awarded us a lodging contract for up to $2.8 million.  Today we announced winning the Elk Grove engineering re-compete for up to $73 million over five years.  Additionally, Willdan has won other significant contracts that are currently under negotiation.”

“We also acquired Genesys Engineering, which we expect to add more than $30 million of revenue in 2016.  Genesys adds complementary mechanical and electrical engineering capabilities in New York.  Genesys designs and manages the construction of central plants, cogeneration, chillers, microgrids, renewables, and battery storage.  These capabilities allow Willdan to offer its customers complete turnkey energy efficiency services.  We expect strong organic growth and profitability in 2016 and beyond,” said Mr. Brisbin.

First Quarter 2016 Financial Highlights

Total contract revenue for the first quarter of 2016 increased 1.9% to $33.9 million, as compared to $33.3 million for the first quarter of 2015.  The increase in total contract revenue was primarily due to growth in total contract revenue of $0.5 million for the Engineering Services segment and incremental total contract revenue of $3.9 million from Willdan’s March 2016 acquisition of the assets of Genesys Engineering (“Genesys”).  Excluding the incremental contract revenue from our acquisition, our consolidated contract revenue decreased by $3.3 million, primarily due to a delayed 2016 ConEd contract extension that was resolved during the quarter.  Contract revenue for the Energy Efficiency Services, Engineering Services, Public Finance Services, and Homeland Security Services segments was $19.0 million, $11.3 million, $3.0 million and $0.7 million, respectively, in the first quarter of 2016.

Direct costs of contract revenue were $20.3 million for the first quarter of 2016, an increase of 2.3% as compared to $19.8 million for the first quarter of 2015.  Included in direct costs of contract revenue for the first quarter of 2016 was incremental direct costs of revenue of $3.4 million attributable to Willdan’s acquisition of Genesys.  Excluding the direct costs of contract revenue attributable to the acquisition, direct costs of contract revenue decreased by approximately $2.9 million, primarily as a result of the delayed commencement of a new phase of our existing ConEd contract.

Revenue, net of subcontractor costs, (as defined below) for the first quarter of 2016 was $25.0 million, unchanged from the first quarter of 2015.

Total general and administrative expenses for the first quarter of 2016 increased by 8.7% to $11.8 million from $10.9 million for the prior year period, due primarily to an increase in professional services.

EBITDA (as defined below) was $2.4 million for the first quarter of 2016.

Income tax expense was $0.7 million for the first quarter of 2016, as compared to $1.1 million for the first quarter of 2015.  The effective tax rate in the first quarter of 2016 was 39.7%, as compared to 43.2% in the same period last year.  The difference in the effective tax rate is primarily due to energy tax deductions related to some of the Company’s activities.

Net income for the first quarter of 2016 was $1.1 million, or $0.13 per diluted share, as compared to net income of $1.5 million, or $0.18 per diluted share, for the first quarter of 2015.

Liquidity and Capital Resources

Willdan reported $4.8 million in cash and cash equivalents at April 1, 2016, as compared to $16.5 million at January 1, 2016.  The reduction primarily resulted from cash utilized for the acquisition of Genesys.

As of April 1, 2016, there were no outstanding borrowings under the Company’s revolving line of credit and approximately $1.7 million in loans outstanding under the term loan facility with BMO Harris Bank, N.A.  As of April 1, 2016, after taking into account the credit facilities borrowing base calculation and debt covenants, $7.5 million under the revolving line of credit and $1.3 million under the delayed draw term loan facility were available for borrowing.

Outlook

Willdan reaffirmed its financial and operational targets for the full year 2016:

•	Total contract revenue of $170 - $185 million
•	EBITDA of $14 - $15.5 million
•	Effective tax rate of approximately 41%

Conference Call Details

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin will host a conference call today, May 5, 2016, at 5:00 p.m. Eastern/2:00 p.m. Pacific to discuss Willdan’s financial results and provide a business update.

Interested parties may participate in the conference call by dialing 800-768-6544 (785-830-7990 for international callers) and asking to be joined to the “Willdan Group Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under and the replay will be archived for at least 12 months.

The telephonic replay of the conference call may be accessed following the call by dialing 888-203-1112 and entering the passcode 6426015.  The replay will be available through May 19, 2016.

About Willdan Group, Inc.

Willdan provides professional consulting and technical services to utilities, public agencies and private industry throughout the United States. Willdan’s service offerings span a broad set of complementary disciplines that include energy efficiency and sustainability, engineering and planning, financial and economic consulting, and national preparedness. Willdan provides integrated technical solutions to extend the reach and resources of its clients, and provides all services through its subsidiaries specialized in each segment. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Revenue, net of subcontractor costs,” a non-GAAP financial measure, is a supplemental measure that Willdan believes enhances investors' ability to analyze our business trend and performance because it substantially measures the work performed by our employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor costs are passed through to our clients and, in accordance with Generally Accepted Accounting Principles (“GAAP”) and industry practice, are included in our revenue when it is our contractual responsibility to procure or manage these activities. Because subcontractor services can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of our business trends. Accordingly, Willdan segregates costs from revenue to promote a better understanding of our business by evaluating revenue exclusive of costs associated with external service providers. A reconciliation of contract revenue as reported in accordance with GAAP to revenues, net of subcontractor costs is provided at the end of this news release.

EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines EBITDA as net income plus interest expense (income), income tax expense, interest accretion and depreciation and amortization. EBITDA is not a measure of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP. Willdan believes EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Certain items excluded from EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital, as well as the historical costs of depreciable assets. Willdan’s definition of EBITDA may also differ from those of many companies reporting similarly named measures. Willdan believes EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-operational items from its operational results, which may facilitate comparison of its results from period to period.  A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Willdan's definition of Revenue, net of subcontractor costs, and EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues and net income.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan's intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s failure to execute on existing projects, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan's business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan's SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 1, 2016. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 1,	January 1,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$4,839,000	$16,487,000
Accounts receivable, net of allowance for doubtful accounts of $786,000 and $760,000 at April 1, 2016 and January 1, 2016, respectively	34,250,000	17,929,000
Costs and estimated earnings in excess of billings on uncompleted contracts	17,162,000	13,840,000
Other receivables	1,080,000	177,000
Prepaid expenses and other current assets	2,318,000	2,082,000
Total current assets	59,649,000	50,515,000
Equipment and leasehold improvements, net	3,816,000	3,684,000
Goodwill	25,088,000	16,097,000
Other intangible assets, net	4,301,000	1,545,000
Other assets	528,000	504,000
Total assets	$93,382,000	$72,345,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,553,000	$5,561,000
Accrued liabilities	9,858,000	10,334,000
Contingent consideration payable	1,420,000	1,420,000
Billings in excess of costs and estimated earnings on uncompleted contracts	8,628,000	6,218,000
Notes payable	5,878,000	4,039,000
Capital lease obligations	419,000	444,000
Total current liabilities	42,756,000	28,016,000
Contingent consideration payable	4,277,000	4,305,000
Notes payable	2,876,000	1,085,000
Capital lease obligations, less current portion	210,000	255,000
Deferred lease obligations	769,000	737,000
Deferred income taxes, net	1,203,000	331,000
Total liabilities	52,091,000	34,729,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 8,194,000 and 7,904,000 shares issued and outstanding at April 1, 2016 and January 1, 2016, respectively	81,000	79,000
Additional paid-in capital	40,972,000	38,377,000
Retained earnings (accumulated deficit)	238,000	(840,000)
Total stockholders’ equity	41,291,000	37,616,000
Total liabilities and stockholders’ equity	$93,382,000	$72,345,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	April 1,	April 3,
	2016	2015

Contract revenue	$33,915,000	$33,297,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	8,534,000	7,985,000
Subcontractor services and other direct costs	11,733,000	11,821,000
Total direct costs of contract revenue	20,267,000	19,806,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,761,000	6,641,000
Facilities and facility related	1,110,000	1,048,000
Stock-based compensation	207,000	124,000
Depreciation and amortization	610,000	429,000
Other	3,122,000	2,620,000
Total general and administrative expenses	11,810,000	10,862,000
Income from operations	1,838,000	2,629,000

Other (expense) income:
Interest income	—	1,000
Interest expense	(50,000)	(51,000)
Other, net	1,000	54,000
Total other (expense) income, net	(49,000)	4,000
Income before income taxes	1,789,000	2,633,000

Income tax expense	711,000	1,138,000
Net income	$1,078,000	$1,495,000

Earnings per share:
Basic	$0.13	$0.19
Diluted	$0.13	$0.18

Weighted-average shares outstanding:
Basic	7,996,000	7,765,000
Diluted	8,244,000	8,103,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	April 1,	April 3,
	2016	2015

Cash flows from operating activities:
Net income	$1,078,000	$1,495,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	610,000	429,000
Deferred income taxes	269,000	476,000
(Gain) on sale of equipment	—	(5,000)
Provision for doubtful accounts	31,000	226,000
Stock-based compensation	207,000	124,000
Accretion of contingent consideration	(28,000)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(2,259,000)	(3,052,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,231,000)	(2,870,000)
Other receivables	(20,000)	(4,000)
Prepaid expenses and other current assets	(236,000)	(46,000)
Other assets	10,000	(372,000)
Accounts payable	(636,000)	1,523,000
Accrued liabilities	(864,000)	(1,358,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	2,410,000	1,063,000
Deferred lease obligations	32,000	63,000
Net cash used in operating activities	(1,627,000)	(2,308,000)
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(257,000)	(211,000)
Cash paid for acquisitions, net of cash acquired	(8,857,000)	(7,043,000)
Net cash used in investing activities	(9,114,000)	(7,254,000)
Cash flows from financing activities:
Payments on notes payable	(939,000)	(491,000)
Proceeds from notes payable	—	1,950,000
Principal payments on capital lease obligations	(128,000)	(55,000)
Proceeds from stock option exercise	47,000	111,000
Proceeds from sales of common stock under employee stock purchase plan	113,000	78,000
Net cash (used in) provided by financing activities	(907,000)	1,593,000
Net decrease in cash and cash equivalents	(11,648,000)	(7,969,000)
Cash and cash equivalents at beginning of period	16,487,000	18,173,000
Cash and cash equivalents at end of period	$4,839,000	$10,204,000
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$49,000	$48,000
Income taxes	686,000	362,000
Supplemental disclosures of noncash investing and financing activities:
Issuance of notes payable related to business acquisitions	$4,569,000	4,250,000
Issuance of common stock related to business acquisitions	2,230,000	1,485,000
Contingent consideration related to business acquisitions	—	5,742,000
Other receivable for working capital adjustment	884,000	—

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue and “Revenue, Net of Subcontractor Costs”

	Three Months Ended
	April 1,	April 3,
	2016	2015
Contract revenue	$33,915,000	$33,297,000
Subcontractor costs	8,906,000	8,297,000
Revenue, net of subcontractor costs	$25,009,000	$25,000,000

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to EBITDA

	Three Months Ended
	April 1,	April 3,
	2016	2015
Net income	$1,078,000	$1,495,000
Interest income	—	(1,000)
Interest expense	50,000	51,000
Income tax expense	711,000	1,138,000
Interest accretion(1)	(28,000)	—
Depreciation and amortization	610,000	429,000
EBITDA	$2,421,000	$3,112,000

(1)

Interest accretion represents the imputed interest on the earn-out payments to be paid by us in connection with our acquisitions of Abacus and 360 Energy in January 2015.  The amount represents the change in fair value of such contingent liabilities for the respective period.

Contact:

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

Tel: 714-940-6300

smclaughlin@willdan.com

Or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi

Tel: 310-622-8221

trossi@finprofiles.com